Exhibit 99.1

Anaplan Announces Third Quarter

Fiscal Year 2021 Financial Results

•	Third Quarter Subscription Revenue up 31% Year-Over-Year

•	Remaining Performance Obligation of $740 million, up 25% Year-Over-Year

•	Dollar-Based Net Expansion of 113%

SAN FRANCISCO, November 24, 2020 — Anaplan, Inc. (NYSE:PLAN), provider of a cloud-native platform for orchestrating business performance, today announced financial results for its third quarter ended October 31, 2020.

“We delivered a strong quarter as companies prioritize investments towards initiatives that drive incremental business value,” said Frank Calderoni, chief executive officer of Anaplan. “By using our Connected Planning platform, our customers stay ahead of their competition with the ability to adjust and adapt quickly to an everchanging environment.”

Third Quarter Fiscal 2021 Financial Results

•	Total revenue was $114.9 million, an increase of 28% year-over-year. Subscription revenue was $104.7 million, an increase of 31% year-over-year.

•

GAAP operating loss was $35.9 million or 31.2% of total revenue, compared to $32.5 million in the third quarter of fiscal 2020 or 36.4% of total revenue. Non-GAAP operating loss was $6.1 million, or 5.3% of total revenue, compared to $8.8 million in the third quarter of fiscal 2020, or 9.9% of total revenue.

•	GAAP loss per share was $0.26, flat compared to the third quarter of fiscal 2020. Non-GAAP loss per share was $0.05, compared to $0.08 in the third quarter of fiscal 2020.

•	Cash and Cash Equivalents were $296.8 million as of October 31, 2020.

Financial Outlook

The company is providing the following guidance for its fourth quarter fiscal 2021:

•	Total revenue is expected to be between $118.5 and $119.5 million.

•	Non-GAAP operating margin is expected to be between negative 10.5% and 11.5%.

•	As a baseline for fourth quarter, we expect billings to be in the range of $152 million to $153 million.

The company is raising its previous guidance provided on August 26, 2020 for its full year fiscal 2021:

•	Total revenue is expected to be between $444 and $445 million (was between $437 and $439 million).

•	Non-GAAP operating margin is expected to be between negative 9% and 10% (was between negative 11% and 12%).

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, costs and expenses, including the impact of stock-based compensation, which is dependent on factors such as future stock price and volume of equity awards granted in the future, that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan and Google Cloud announced a new go-to-market partnership to offer the Anaplan platform on Google Cloud.

•	Anaplan introduced new intelligence capabilities for predictive forecasting and scenario planning using PlanIQ with Amazon Forecast.

•	Anaplan announced a multi-year deal to support Shell with digital transformation.

•	Anaplan Ranked Among Fastest Growing Companies on Deloitte’s 2020 Technology Fast 500 list.

•	Anaplan was recognized as a Leader in Gartner’s 2020 Magic Quadrant for Financial Planning & Analysis Solutions.

•	Anaplan was recognized as the 2020 Gartner Peer Insights Customers’ Choice for Sales Performance Management.

Webcast and Conference Call Information

Event: Anaplan Third Quarter Fiscal Year 2021 (Q3 FY21) Earnings Conference Call

When: Tuesday, November 24, 2020

Time: 5:30 a.m. PT / 8:30 a.m. ET

Live Call: Please see online registration

Replay: (855) 859-2056 or (404) 537-3406 with passcode 2554059

Live Webcast: https://investors.anaplan.com or with replay available for 12 months

Upcoming Investor Events

Anaplan management will be participating in the following investor conferences:

Wells Fargo Securities Virtual TMT Summit

Tuesday, December 1, 2020

10:20am PT/1:20pm ET

Barclays Global Technology, Media and Telecommunications Conference

Wednesday, December 9, 2020

12:00pm PT/3:00pm ET

Interested parties can listen to the live audio webcast of Anaplan’s presentations available on Anaplan’s Investor Center website at https://investors.anaplan.com. A replay of the presentations will be available on the website following the completion of the event.

About Anaplan

Anaplan, Inc. (NYSE: PLAN) is a cloud-native enterprise SaaS company helping global enterprises orchestrate business performance. Leaders across industries rely on our platform—powered by our proprietary Hyperblock® technology—to connect teams, systems, and insights from across their organizations to continuously adapt to change, transform how they operate, and reinvent value creation. Based in San Francisco, Anaplan has over 20 offices globally, 175 partners and over 1,500 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and includes, without limitation, statements about the company’s expectations regarding the impact of the COVID-19 pandemic and resulting global economic uncertainty, the quotations from management, statements regarding market demand, market opportunity, competitive position including of the company’s solutions compared to the offerings of competitors, use of the company’s solutions and the results of such use, statements about the company’s plans, strategies and prospects, statements about offerings, solutions, services and functionality, statements regarding growth and momentum, the financial outlook and guidance, which may include expected GAAP and non-GAAP financial and other results, for the company’s fourth fiscal quarter ending January 31, 2021 and for the full fiscal year ending January 31, 2021 and the underlying assumptions, and statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control and may pose a risk to the company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the ongoing COVID-19 pandemic, and resulting global economic downturn, has impacted how we, our customers, and our partners are operating, and could result in a material adverse effect on our business, financial condition, operating results and cash flows; we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; our recent revenue growth rates may not be indicative of our future growth; we have a history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the near future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; we have experienced rapid growth and expect to continue to strategically invest in our growth in the future, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges and our business, financial condition and results of operations may be adversely affected; because we derive substantially all of our revenue from a single software platform, failure of Connected Planning solutions and digital transformation in general and our platform in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and if we fail to achieve renewals and expansions or our customers renew or expand their subscriptions on less favorable terms, our business and operating results will be adversely affected; failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our service; our growth depends in part on the success of our strategic relationships with third parties and their continued performance and uncertain economic conditions including those caused by the COVID-19 pandemic may disrupt the operations and performance of such third parties and ultimately adversely impact our financial results; our success depends upon training our customers to effectively utilize our platform and providing high-quality support services and if we fail to provide effective education, training or support to our customers, then our results of operations, financial condition and growth prospects may be adversely affected; our ability to achieve growth in revenue will depend substantially on our partners being able to utilize highly skilled and trained users of our platform to provide professional services, promote the adoption of our platform and drive revenue generation activities and if we fail to effectively educate, train and provide continuing guidance to a sufficient number of qualified users of our platform for utilization with our partners, our results of operations, financial condition and growth prospects may be adversely affected; if we fail to continue to enhance our platform, satisfy the cloud infrastructure priorities of our clients or adapt to rapid technological change, our ability to remain competitive could be impaired; if we experience a security incident affecting our platform or internal networks, systems or data, or are perceived to have experienced such a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we depend on the experience and expertise of our senior management team and certain key employees, and our inability to retain these executive officers and key employees or recruit them in a timely manner, could harm our business, operating results, and financial condition; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; we collect, process and store personal information and furthermore, our platform could be used by customers to do the same, and evolving domestic and international privacy and security laws, regulations and other obligations could result in additional costs and liabilities to us or inhibit sales of our platform. Furthermore, the additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may amplify many of these risks. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its quarterly report on Form 10-Q filed with the SEC on September 4, 2020, and other documents the company may file with or furnish to the SEC from time to time such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and the company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Caitlin Tridle

press@anaplan.com

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Revenue:
Subscription revenue	$104,707	$79,695	$295,648	$218,378
Professional services revenue	10,168	9,715	29,582	31,402

Total revenue	114,875	89,410	325,230	249,780
Cost of revenue:
Cost of subscription revenue (1)	19,187	13,108	50,520	36,406
Cost of professional services revenue (1)	10,188	9,376	29,037	30,162

Total cost of revenue	29,375	22,484	79,557	66,568
Gross profit	85,500	66,926	245,673	183,212
Operating expenses:
Research and development (1)	24,629	16,462	72,986	47,963
Sales and marketing (1)	73,893	60,644	218,481	180,931
General and administrative (1)	22,851	22,344	66,514	65,158

Total operating expenses	121,373	99,450	357,981	294,052

Loss from operations	(35,873)	(32,524)	(112,308)	(110,840)
Interest income (expense), net	(208)	1,180	119	3,770
Other income (expense), net	(291)	(2,398)	3,385	(2,096)

Loss before income taxes	(36,372)	(33,742)	(108,804)	(109,166)
Provision for income taxes	(420)	(959)	(3,114)	(3,368)

Net loss	$(36,792)	$(34,701)	$(111,918)	$(112,534)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.26)	$(0.81)	$(0.88)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	140,603	132,352	138,448	128,286

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$953	$689	$2,537	$1,817
Cost of professional services revenue	506	539	1,706	1,577
Research and development	5,235	2,790	13,261	7,120
Sales and marketing	12,570	8,927	33,814	23,728
General and administrative	7,696	7,948	23,114	23,072

Total stock-based compensation expense	$26,960	$20,893	$74,432	$57,314

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$296,801	$309,894
Accounts receivable, net	127,905	109,217
Deferred commissions, current portion	32,393	25,990
Prepaid expenses and other current assets	18,742	17,814

Total current assets	475,841	462,915
Property and equipment, net	52,610	48,639
Deferred commissions, net of current portion	71,545	57,947
Goodwill	32,379	32,379
Operating lease right-of-use asset	35,362	37,875
Other noncurrent assets	10,370	10,052

TOTAL ASSETS	$678,107	$649,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,970	$5,331
Accrued expenses	90,044	79,024
Deferred revenue, current portion	239,642	216,059
Operating lease liabilities, current portion	7,506	7,278

Total current liabilities	343,162	307,692
Deferred revenue, net of current portion	5,389	4,149
Operating lease liabilities, net of current portion	31,899	34,017
Other noncurrent liabilities	20,596	12,268

TOTAL LIABILITIES	401,046	358,126

Stockholders’ equity:
Common stock	14	13
Accumulated other comprehensive loss	(6,000)	(4,326)
Additional paid-in capital	887,976	788,447
Accumulated deficit	(604,929)	(492,453)

TOTAL STOCKHOLDERS’ EQUITY	277,061	291,681

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$678,107	$649,807

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended October 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(111,918)	$(112,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,934	14,355
Amortization of deferred commissions	24,418	14,053
Stock-based compensation	74,432	57,314
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	7,642	7,840
Foreign currency remeasurement losses (gains)	(3,178)	444
Other non-cash items	2,609	962
Changes in operating assets and liabilities:
Accounts receivable	(22,012)	(5,307)
Prepaid expenses and other current assets	1,290	1,795
Other noncurrent assets	(1,376)	(170)
Deferred commissions	(43,439)	(36,134)
Accounts payable and accrued expenses	10,271	16,039
Deferred revenue	26,831	39,375
Payments for operating lease liabilities, net	(6,907)	(7,595)
Other noncurrent liabilities	7,468	(3,271)

Net cash used in operating activities	(14,935)	(12,834)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,243)	(2,455)
Capitalized internal-use software	(7,666)	(8,021)
Business combinations, net of acquired cash	—	(29,192)

Net cash used in investing activities	(12,909)	(39,668)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	12,575	18,862
Proceeds from repayment of promissory notes	—	11,526
Proceeds from employee stock purchase plan	9,481	9,088
Principal payments on capital lease obligations	(6,160)	(3,777)

Net cash provided by financing activities	15,896	35,699
Effect of exchange rate changes on cash and cash equivalents	1,005	780

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(10,943)	(16,023)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	309,894	326,863

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$298,951	$310,840

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands, except percentages and per share amounts)	2020	2019	2020	2019
Revenue	$114,875	$89,410	$325,230	$249,780
GAAP operating loss	$(35,873)	$(32,524)	$(112,308)	$(110,840)
Stock-based compensation	26,960	20,893	74,432	57,314
Employer payroll tax expense related to employee stock plans	1,622	1,303	4,982	6,432
Business combination and other related cost	880	1,390	2,835	1,390
Amortization of acquired intangibles	335	112	1,005	147

Non-GAAP operating loss	$(6,076)	$(8,826)	$(29,054)	$(45,557)

GAAP operating margin %	-31.2%	-36.4%	-34.5%	-44.4%
Stock-based compensation %	23.5%	23.4%	22.9%	22.9%
Employer payroll tax expense related to employee stock plans %	1.4%	1.4%	1.5%	2.6%
Business combination and other related cost %	0.7%	1.6%	0.9%	0.6%
Amortization of acquired intangibles %	0.3%	0.1%	0.3%	0.1%

Non-GAAP operating margin %	-5.3%	-9.9%	-8.9%	-18.2%

GAAP net loss	$(36,792)	$(34,701)	$(111,918)	$(112,534)
Stock-based compensation	26,960	20,893	74,432	57,314
Employer payroll tax expense related to employee stock plans	1,622	1,303	4,982	6,432
Business combination and other related cost	880	1,390	2,835	1,390
Amortization of acquired intangibles	335	112	1,005	147
Non-GAAP tax adjustments	—	—	1,250	—

Non-GAAP net loss	$(6,995)	$(11,003)	$(27,414)	$(47,251)

GAAP net loss per share, basic and diluted	$(0.26)	$(0.26)	$(0.81)	$(0.88)
Stock-based compensation	0.19	0.16	0.54	0.45
Employer payroll tax expense related to employee stock plans	0.01	0.01	0.03	0.05
Business combination and other related cost	0.01	0.01	0.02	0.01
Amortization of acquired intangibles	—	—	0.01	—
Non-GAAP tax adjustments	—	—	0.01	—

Non-GAAP net loss per share	$(0.05)	$(0.08)	$(0.20)	$(0.37)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	140,603	132,352	138,448	128,286

Shares used to compute Non-GAAP net loss per share	140,603	132,352	138,448	128,286

GAAP net cash provided by (used in) operating activities	$(6,479)	$(16,029)	$(14,935)	$(12,834)
Purchase of property and equipment	(247)	(852)	(5,243)	(2,455)
Capitalized internal-use software	(2,286)	(2,970)	(7,666)	(8,021)

Non-GAAP free cash flow	$(9,012)	$(19,851)	$(27,844)	$(23,310)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Business combinations and related cost. We exclude transaction, integration, and retention expenses that are directly related to business combinations from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance.

Non-GAAP tax adjustments. We exclude discrete tax expenses associated with non-recurring intercompany transactions because we believe that excluding these items facilitate a comparison of the non-GAAP tax provision in the current and prior periods.

Free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment and internal-use software as these expenditures are considered to be a necessary component of ongoing operations. We define non-GAAP free cash flow as net cash provided by (used in) operating activities, reduced by purchase of property and equipment and capitalization of internal-use software.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.